CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207427 on Form S-8 of HomeStreet, Inc. of our report dated June 26, 2020 appearing in this Annual Report on Form 11-K of HomeStreet, Inc. 401(k) Savings Plan for the year ended December 31, 2019.

/s/ Crowe LLP

South Bend, Indiana
June 26, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HomeStreet, Inc. 401(k) Savings Plan
Seattle, Washington
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-207427) of HomeStreet, Inc. of our report dated June 26, 2020, relating to the 2018 statement of net assets available for benefits of the HomeStreet, Inc. 401(k) Savings Plan which appears in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Seattle, Washington
June 26, 2020